Exhibit 99.1

Palo Alto Networks Announces Executive Appointments

Dave Peranich Joins as Executive Vice President, Worldwide Sales; Mark Anderson Promoted to President

SANTA CLARA, Calif., August 22, 2016 –– Palo Alto Networks® (NYSE: PANW), the next-generation security company, today announced from our annual sales kickoff event new executive appointments.

Dave Peranich joins the company as our new executive vice president, Worldwide Sales, reporting to Mark Anderson. Dave is a proven sales leader and his focus on sales and the channel will provide even more capacity for our growth.

Mark Anderson has been promoted to president with responsibility for the company’s sales, go-to-market strategy, customer support, and business development, reporting to Mark McLaughlin, chairman and CEO. Over the last four years, Mark Anderson’s leadership of our sales organization has been instrumental to our growth. This expansion of his responsibilities will bring to bear his expertise and experience on a broader basis across the market.

Quotes

•	“Since inception, we have consistently designed the organization for focus and capacity as we rapidly scale, significantly outpace industry growth rates, and quickly acquire market share. I am delighted with these appointments that will enable us to continue our march to be the leading global security company and seamlessly scale our organization. I look forward to working with both Mark and Dave for years to come.”

-	Mark McLaughlin, chairman and CEO, Palo Alto Networks

•	“I am proud to take on the role of president and excited to lead our go-to-market success. We went through an extensive search process to find the right leader for our sales organization who can provide maximum focus as we scale, and Dave is the ideal addition to the team. Sales kickoff is the perfect venue to have Dave join our thousands of sales professionals and channel partners to assume leadership in our new fiscal year. I look forward to continuing our successful go-to-market track record and helping more organizations around the world prevent cyber breaches.”

-	Mark Anderson, president, Palo Alto Networks

•	“I am thrilled and honored to be joining Palo Alto Networks. With our natively integrated and highly automated next-generation security platform, the company has delivered unprecedented growth to date, and I look forward to leading the sales and channel organization as we expand our global reach and redefine security in the digital age.”

-	Dave Peranich, executive vice president, Worldwide Sales, Palo Alto Networks

Most recently, Dave held several sales leadership roles over a nine-year tenure at Riverbed Technology, including senior vice president, Worldwide Sales; executive vice president, Worldwide Field Operations; and president, Worldwide Field Operations. His wealth of experience also includes leadership positions at Centrata, Siebel Systems, Remedy Corporation and Oracle, among others.

Along with Mark Anderson, Dave will be joining the entire sales organization and more than 800 of our channel partners at our annual sales kickoff this week. Dave will be based in the Santa Clara, California, headquarters.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our ability to continue to outpace our competition and further establish ourselves as a leader in cybersecurity, our ability to seamlessly scale our organization, our ability to continue our successful go-to-market track record and expand our global reach. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties, some of which are beyond our control, which could cause actual results to differ materially from those anticipated by these statements, including, our limited operating history; risks associated with managing our rapid growth, particularly outside of the United States; our limited experience with new product introductions and the risks associated with new products, including software bugs; the failure to timely develop and achieve market acceptance of new products as well as existing products and services; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed with the SEC on May 27, 2016, which is available on our website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Palo Alto Networks

Palo Alto Networks is the next-generation security company, leading a new era in cybersecurity by safely enabling applications and preventing cyber breaches for tens of thousands of organizations worldwide. Built with an innovative approach and highly differentiated cyberthreat prevention capabilities, our game-changing security platform delivers security far superior to legacy or point products, safely enables daily business operations, and protects an organization’s most valuable assets. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Jennifer Jasper Smith

Head of Corporate Communications

Palo Alto Networks

408-638-3280

jjsmith@paloaltonetworks.com

Investor Relations Contact:

Kelsey Turcotte

Vice President of Investor Relations

Palo Alto Networks

408-753-3872

kturcotte@paloaltonetworks.com

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